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                                                                   EXHIBIT 10(a)


                                    AGREEMENT



        THIS AGREEMENT, effective November 17, 1998, by and between Technology Guardian, Inc. ("TGI"), a Nevada corporation, with principal place of business at 16520 Harbor Boulevard, Building G, Fountain Valley, California 92708, and Galaxy Internet, Inc. ("Galaxy") an Indiana corporation, having its principal place of business at 8645 Guion Road, Suite A, Indianapolis, Indiana, 46268.

        WHEREAS, TGI is in the business of developing and manufacturing products, including but not limited, internet access via satellite ("Products"); and

        WHEREAS, Galaxy is in the business of marketing and distributing the Products to its customers; and

        WHEREAS, Galaxy has devoted substantial time and expense to market the Products to its customer, CompUSA; and

        WHEREAS, TGI and Galaxy acknowledge that it is in their mutual best interest for CompUSA to sell the Products through its retail locations and through CompUSA's other sales channels; and

        WHEREAS, Galaxy has now developed a unique relationship with CompUSA through its efforts to market the Products to CompUSA.

        NOW THEREFORE,in consideration of the mutual covenants, terms and conditions herein, the parties now agree as follow:

        1. SCOPE OF AGREEMENT

                A. TGI agrees that Galaxy shall have the exclusive right to sell the Products, whether now existing or hereafter developed, to CompUSA.

                B. Galaxy agrees that, during the term of this agreement, so long as Galaxy has the exclusive right to sell TGI Products to CompUSA, Galaxy, its assigns, successors-in-interest, subsidiaries, or any company or organization controlled, owned, or managed in whole or in part by Galaxy or its officers or directors, will not sell to CompUSA any system, device, or product designed to provide satellite access to the Internet, other than Products supplied by TGI.

                C. TGI agrees to take all reasonable and necessary steps to supply Products sold
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                        by Galaxy to CompUSA.

        2. GALAXY OBLIGATIONS

                A. Galaxy shall use its best efforts to sell the Products to CompUSA during the term of this Agreement.

                B. Galaxy will work with TGI to develop unique and exclusive branding for the Products sold to CompUSA. Galaxy will work with TGI to develop a distinguished cosmetic change to the server utilized in the Products and to develop specific specifications for the server, including possibly elevating the bandwidth exclusively for Products sold to CompUSA.

                C. Galaxy will ensure that the TGI logo supplied by TGI will be on all Products and marketing materials utilized by Galaxy for sale of Products to CompUSA. Galaxy shall provide copies of all marketing materials to TGI prior to sending same to CompUSA. Galaxy agrees that all servers incorporated in the Products sold to CompUSA will display "POWERED BY TGI".

                D. Galaxy will assist TGI in the development and issuance of press releases regarding sales of Products to CompUSA. Galaxy will provide TGI with appropriate input as to the time, nature and relative content of such press releases.

                E. Galaxy shall ensure that its sales of Products to CompUSA, as contemplated by this agreement, shall at all times meet or exceed the performance requirements set forth in Exhibit "A", attached hereto and incorporated by this reference as though fully set forth herein.

        3. TGI OBLIGATIONS

                A. TGI will use its continuing best efforts to timely provide Products sold to CompUSA when and as required by Galaxy. TGI agrees that it will drop ship Products to CompUSA as required by Galaxy.

                B. TGI will not sell Products to CompUSA, either directly or indirectly, other than through Galaxy, pursuant to this Agreement.

                C. TGI will work with Galaxy to develop a unique and exclusive branding for the Products sold to CompUSA by Galaxy pursuant to this Agreement.

                D. TGI agrees to purchase its server related products directly from CompUSA to incorporate in the Products to be sold by Galaxy to CompUSA for resale to CompUSA's customers, so long as such products are priced at a level equal to

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                        or lower than that price generally available in the
                        trade for equivalent products. TGI will cause the outside of any such server to display "POWERED BY TGI". The TGI logo shall appear on all marketing materials used by Galaxy, including in store posters and displays. TGI will bear the cost of labeling and producing such materials, posters and displays. TGI will field test HP, IBM and Compaq servers for those unique customers of CompUSA who may require these particular brands of server when purchasing Products through CompUSA. Any such Products incorporating HP, IBM or Compaq servers will require an appropriate price adjustment.

                E. TGI will work with Galaxy to develop a unique and exclusive branding for Products sold to CompUSA by Galaxy pursuant to this Agreement. TGI will use the brand name "Diginxt" or some other brand name developed by TGI. TGI will work with Galaxy to develop a distinguished cosmetic change in the server incorporated in the Products sold to CompUSA pursuant to this Agreement. The branding and cosmetic changes referred to herein will be exclusively for Products sold to CompUSA and to no other customers.

                F. TGI will provide continuous Internet satellite access as part of the Products sold to CompUSA pursuant to this Agreement.

                G. If Galaxy sells 1000 Product units to CompUSA by January 15, 2000, then TGI will grant to Galaxy an option to purchase 100,000 shares of the common stock of TGI at a purchase price of $11.50 per share, based on a pre-split evaluation: e.g., if stock splits two for one, then Galaxy will have an option to purchase 200,000 shares at purchase price of $5.75 per share.



4. PRICING

                A. The Products purchased by Galaxy for sale to CompUSA pursuant to this Agreement shall be at the prices and terms reflected on Exhibit "B" attached hereto, and incorporated by this reference as though fully set forth herein. The prices shown on Exhibit "A" shall not be increased during the first year, and thereafter the prices will not be increased without a ninety (90) day prior written notice. In any event, the prices for monthly internet satellite access for Products sold to CompUSA shall not exceed the then current price per month existing on the inception date of any CompUSA customer agreement during the term of any given CompUSA customer agreement whether or not such CompUSA customer agreement extends beyond the termination date of this agreement.


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                B.      Galaxy has the sole right to determine its selling price
                        for Products sold to CompUSA under the terms of this Agreement.

        5. TERM

               A.     The term of this Agreement (hereinafter "Term") is five
                      (5) years, commencing on January 13, 1999. Galaxy shall have the right to extend the Term of this Agreement for an additional five (5) years upon written notice to TGI prior to the expiration of the Term.

               B. Prior to the expiration of the Term, this Agreement can be terminated for any reason by written agreement signed by TGI and Galaxy.

               C. This Agreement may be terminated by TGI at any time upon written notice to Galaxy upon the occurrence of any of the following events:

                        (i) the assignment by Galaxy of any interest in this Agreement without TGI's prior written consent, which consent shall not be unreasonably withheld.

                        (ii) any sale, transfer, or relinquishment, voluntary or involuntary, by operation of law or otherwise of any majority interest in the direct or indirect ownership of Galaxy's business, without the prior written approval of TGI, which approval shall not be unreasonably withheld.

                        (iii) Galaxy's insolvency or a composition among Galaxy's creditors, or the filing of a voluntary petition in bankruptcy, or the appointment of a referee, trustee, conservator, or a receiver for a substantial portion of Galaxy's assets.

                D. This Agreement may be terminated by Galaxy at any time upon written notice to TGI upon the occurrence of any of the following events:


                        (i) any assignment by TGI of any interest in this Agreement without Galaxy's prior written consent.

                        (ii) any sale, transfer, or relinquishment, voluntary or involuntary, by operation of law or otherwise, of any majority interest in the direct or indirect ownership of TGI's business or any material change in TGI's management, without prior written approval from Galaxy, which approval shall not be unreasonably withheld.

                        (iii) TGI's insolvency, or a composition among TGI's creditors, or the filing of a voluntary petition in bankruptcy, or the appointment of a referee, trustee, conservator or receiver for a substantial portion of TGI's

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                                assets.

                E. Upon termination of this Agreement, Galaxy shall account for and return to TGI all unsold Products previously delivered to Galaxy, and written materials which were provided to Galaxy by TGI pursuant to this Agreement.

                F. Upon termination of this Agreement, Galaxy agrees to immediately cease selling Products to CompUSA.

                G. Termination of this Agreement will have no effect upon TGI's continuing obligation to provide internet satellite access for Products previously sold to customers of CompUSA. TGI acknowledges that its Products will be sold to customers for stated periods of time, such as twelve (12) months, twenty-four (24) months or thirty-six (36) months. Customers of CompUSA will purchase Products which will include the necessary server and other hardware as well as ongoing internet satellite access for a stated term. Whether or note this Agreement has terminated, TGI will have the obligation to continue to provide internet satellite access to such customers, provided that TGI is paid the monthly satellite access fee for each such Product through the balance of the term of any such customer agreement.

        6. COVER

                A. TGI and Galaxy agree that should TGI default in its obligations to provide Products to Galaxy for sale to CompUSA, or should TGI fail in its obligations to provide continuing internet satellite service for Products sold to customers of CompUSA, Galaxy shall have the right to cover any such breach by TGI. Prior to exercising such right to cover as to purchase of hardware, Galaxy shall first provide notice of such alleged default to TGI and TGI shall have a thirty (30) day grace period to cure any such default. Prior to exercising such right to cover as to Internet satellite service interrupted for reasons other that Acts of God, Galaxy shall provide 48 hours prior written notice to TGI.

                        If Internet satellite service is interrupted due to Acts of God, the TGI shall have a reasonable time, not to exceed 21 days, to cure such interruption in service, during which time, Galaxy will be credited for that loss in service. In the event that TGI cannot cure such interruption in service, TGI will use its best efforts to assist Galaxy to secure alternate Internet satellite service.

                        For purposes of this Agreement, Galaxy's right to cover will include but not be limited to the right to sell any substantially similar Internet satellite access product through CompUSA, as developed or manufactured by an entity other than TGI, or to otherwise provide substitute internet satellite access to customers of CompUSA that have purchased Products.

        7. TRADEMARKS AND TRADE NAMES


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              A.     No rights or interests in the trademarks or the trade names owned by TGI is conferred upon Galaxy. Such trademarks or trade names may not be used in any manner contrary to the established policies of TGI.

              B. No rights in the trademarks or the trade names owned or licensed by Galaxy shall be conferred upon TGI. TGI shall have no right to use any such trademarks or trade names except as approved by Galaxy in writing.

       8. APPLICABLE LAW

              A. All transactions between TGI and Galaxy shall be deemed to take place in the State of California. All such transactions and all questions of construction, interpretation and performance of this Agreement and any amendments and supplements hereto shall be governed by the laws of the State of California without regard to conflict of law provisions. The federal and state courts located in California shall have exclusive jurisdiction and venue concerning any and all matters and disputes related to or arising out of this Agreement, or the relationship between the parties or any transaction between the parties premised upon or related to this Agreement. Should any provision of this Agreement in any way violate any law, such provision shall be deemed deleted, and the remainder of the Agreement shall remain in full force and effect.

       9. WAIVER

              A. No waiver of any provision of this Agreement shall act as a waiver of any other provision or as a continuing waiver.

       10. NOTICES

              A. Any notices given under this Agreement shall be deemed to have been sufficiently given when sent by the United States registered or certified mail as provided herein or as subsequently changed by prior written notice duly given.

              B.     Any notices to TGI shall be addressed as follows:

                             Technology Guardian, Inc.
                             Attn: Chet Noblett, Executive V.P. and C.O.O. 16520 Harbor Blvd., Bldg. G
                             Fountain Valley, California 92708

               C. Any notices to Galaxy shall be addressed as follows:

                             Galaxy Internet, Inc.
                             Attn: James Eiteljorg, President
                             8645 Guion Road, Suite A,

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                             Indianapolis, Indiana, 46268




              D. Three (3) business days following the date of mailing shall be deemed the date on which notice has been given.

       11. COOPERATION

              A. The parties hereto pledge to work together in a friendly, close and conscientious manner for mutual benefit and to adhere to both the letter and spirit of this agreement.

       12. INTERPRETATION

              A. If any part of this agreement should be determined to be invalid, illegal or inoperative, for any reason, it is the intention of the parties that the remaining parts, so far as possible and reasonable, shall be effective and fully operative. In the event of litigation, the parties hereby request the Court to interpret and enforce this agreement in a manner so as to effectuate and carry out, as nearly as may be possible the intent of the parties and the spirit of this agreement as shown by the terms hereof, specifically including the term held invalid, illegal or inoperative.

       13. MEDIATION AND ARBITRATION

              A. Should any dispute arise with respect to this agreement, the parties agree to first submit such dispute to mediation in a good-faith attempt to resolve the dispute; should mediation be unsuccessful, or if the parties are unable to agree upon a suitable mediator, the parties further agree to submit the dispute to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

       14. ADDITIONAL DOCUMENTS

       A. Each party hereto agrees to promptly execute such further and additional documents as may be reasonably required or desirable to fully and properly effectuate this terms of this agreement both in letter and in spirit.

        15.    ASSIGNMENT

              A. TGI shall not assign this Agreement without Galaxy's consent.


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               B.     Galaxy shall not assign this Agreement without TGI's
                      consent, which consent shall not be unreasonably withheld.

       16. RELATIONSHIP WITH PARTIES

              A. In the performance of its obligation under this Agreement, Galaxy will operate solely as an independent contractor and will not have the authority to act for, represent or bind TGI except as provided in this Agreement.

              B. In the performance of its obligation under this Agreement, TGI will operate solely as a independent contractor and will not have the authority to act for, represent or bind Galaxy except as provided in this Agreement.

       17. CONFIDENTIALITY

              A. Galaxy agrees that the Terms of this Agreement and all information relating to this Agreement and the business of TGI are confidential and proprietary and will not be disclosed to any third party without the prior written consent of TGI. Information need not be marked "Confidential" to be treated as such. This obligation of confidentiality shall survive the termination of this Agreement.

              B. TGI agrees that the terms of this Agreement all information relating to this Agreement and the business of Galaxy are confidential and proprietary and will not be disclosed to any third party without the prior written consent of Galaxy. Information need not be marked "Confidential" to be treated as such. This obligation of confidentiality shall survive the termination of this Agreement.

       18. INDEMNIFICATION

              A. Each party will indemnify, defend and hold harmless the other party and its officers, directors, employees, affiliates and agents from any against any and all claims, costs, damages, expenses and liabilities, including attorney fees, resulting from or relating to a party's performance of or failure to perform its obligations under this Agreement.

              B. This obligation of indemnification shall survive the termination of this Agreement.

       19. ENTIRE AGREEMENT


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               A.     This Agreement represents the only understanding between
                      TGI and Galaxy concerning the subject matter hereof. This Agreement terminates and supersedes all prior agreements (except the Mutual Non-disclosure Agreement), if any, between the parties hereto and their predecessors.

               B. This Agreement may not be extended, supplemented, amended or modified in any way except by a document in writing signed by TGI and Galaxy.

       20. AUTHORITY AND COUNTERPARTS

               A. The individuals executing this Agreement on behalf of TGI and Galaxy represent that they are fully and duly authorized and empowered to do so for and on behalf of their respective principals.

               B. This Agreement may be executed in counterparts, and upon execution of this Agreement in counterparts, shall become a binding an enforceable agreement between the parties.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

GALAXY INTERNET, INC.               TECHNOLOGY GUARDIAN, INC.


By:                                 By:
   ----------------------------        ---------------------------
Title:                              Title:
       ------------------------           ------------------------
Date:                               Date:
      -------------------------          -------------------------


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                    EXHIBIT "A" TO JANUARY 13, 1999 AGREEMENT
                        BETWEEN TECHNOLOGY GUARDIAN, INC.
                            AND GALAXY INTERNET, INC.


                            PERFORMANCE REQUIREMENTS


Galaxy will sell a minimum of 500 Product units per year. In the event that Galaxy has not sold 500 products units by April 1, 2000, then Galaxy shall have an additional l80 days in which to sell sufficient numbers of Product units to reach a sales rate of 500 Product units per year, i.e., Galaxy must then have sold 750 Product units by October 1, 2000.

Galaxy is required to sell a minimum of forty-one (41) units per month. After each quarter, TGI will review Galaxy's sales of Product units for that quarter. If, in that quarter, Galaxy has not sold 123 units, then Galaxy will pay to TGI an offset sum of money equivalent to number of units sold that quarter multiplied by $150. If, in that quarter under consideration, Galaxy has sold more than 123 units, then TGI will rebate to Galaxy, a sum of money equal to the number of units in excess of 123 units sold multiplied by $150. In calculating the number of Product units sold, TGI will count all Product units sold by Galaxy to CompUSA, regardless of whether a given transaction is a purchase (Option A, Exhibit "B) or lease (Option B, Exhibit "B") from TGI to Galaxy.

In recognition of the fact that Galaxy needs time to develop its market before sales "ramp up", the initial quarter to be reviewed for purposes of offset or rebate will be that quarter ending December 31, 1999.

TGI and Galaxy agree to meet and confer from time to time, but not less than one time per contract year, for the purpose of adjusting the Performance Requirement up or down as necessary to address changing market conditions. The parties agree that they will negotiate in good faith and act reasonably, and that any adjustment to this Performance Requirement will be in a writing signed by the parties, and become part of this Agreement as an amendment.



GALAXY INTERNET, INC.               TECHNOLOGY GUARDIAN, INC.


By:                                 By:
   ----------------------------        ---------------------------
Title:                              Title:
       ------------------------           ------------------------
Date:                               Date:
      -------------------------          -------------------------


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                    EXHIBIT "B" TO JANUARY 13, 1999 AGREEMENT
                        BETWEEN TECHNOLOGY GUARDIAN, INC.
                            AND GALAXY INTERNET, INC.


                               PRICING FOR DIGINXT


OPTION A:

Purchase all equipment from TGI, including server,
 dish, LNB, mount, software, with appropriate license     $4597

Monthly Internet Access                                   $293 per mo.


OPTION B:

TGI will lease and license to Galaxy, equipment, software, and Internet Access

12 month contract                                         $600 per mo.

24 month contract                                         $600 per mo. For mos. 1 thru 12
                                                          $400 per mo. For mos. 13 thru 24

36 month contract                                         $600 per mo. For mos. 1 thru 12
                                                          $400 per mo. For mos. 13 thru 24
                                                          $400 per mo. For mos. 25 thru 36






GALAXY INTERNET, INC.               TECHNOLOGY GUARDIAN, INC.


By:                                 By:
   ----------------------------        ---------------------------
Title:                              Title:
       ------------------------           ------------------------
Date:                               Date:
      -------------------------          -------------------------